ADAMIS PHARMACEUTICALS CORPORATION 8-K

Exhibit 10.1

ADAMIS PHARMACEUTICALS CORPORATION
STOCK OPTION GRANT NOTICE
2009 EQUITY INCENTIVE PLAN

Adamis Pharmaceuticals Corporation (the “Company”), pursuant to its 2009 Equity Incentive Plan (the “Plan”), hereby grants to Optionholder an option to purchase the number of shares of the Company's Common Stock set forth below.  This option is subject to all of the terms and conditions as set forth herein and in the Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan or the Option Agreement.

Optionholder:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Option (“Option Shares”):
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:	Ten years from the Grant Date

Type of Grant:	☒  Incentive Stock Option (1)  Nonstatutory Stock Option
Exercise Schedule:	Same as Vesting Schedule
Vesting Schedule:
The option vests and becomes exercisable as to one-third of the Option Shares on the Date of Grant, and as to the remaining two-thirds of the Option Shares as to 1/24 of the Option Shares on each monthly anniversary of the Date of Grant.

Payment:	By one or a combination of the following methods of payment (described in the Option Agreement):
	☒	Cash or check
	☒	Bank draft or money order payable to the Company Pursuant to a Regulation T program (cashless exercise) if the shares are publicly traded
	☒	In the Company’s sole discretion, by delivery of already-owned shares if the shares are publicly traded
	☒	By net exercise, if the Company has established procedures for net exercise

Additional Terms/Acknowledgements:  The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice, the Option Agreement and the Plan.  Optionholder further acknowledges that as of the Date of Grant, this Stock Option Grant Notice, the Option Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options and other equity awards previously granted and delivered to Optionholder under the Plan or any other equity incentive plan of the Company, and (ii) the following agreements only:

OTHER AGREEMENTS:                                                      None

If this is an Incentive Stock Option, it (plus other outstanding incentive stock options granted to Optionholder by the Company) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year.  Any excess over $100,000 is a Nonstatutory Stock Option.

OPTIONHOLDER:	ADAMIS PHARMACEUTICALS CORPORATION

	By:	Signature

Title:

Date:	Date:

ATTACHMENTS:  Option Agreement, 2009 Equity Incentive Plan and Notice of Exercise

ADAMIS PHARMACEUTICAL CORPORATION
2009 EQUITY INCENTIVE PLAN

OPTION AGREEMENT
(INCENTIVE STOCK OPTION OR NONSTATUTORY STOCK OPTION)

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Option Agreement, Adamis Pharmaceuticals Corporation (the “Company”) has granted you an option under its 2009 Equity Incentive Plan (the “Plan”) to purchase the number of shares of the Company's Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice.  Defined terms not explicitly defined in this Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your option are as follows:

1.   VESTING. Subject to the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

2.   NUMBER OF SHARES AND EXERCISE PRICE.  The number of shares of Common Stock subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for any Capitalization Adjustment.

3.   EXERCISE RESTRICTION FOR NON-EXEMPT EMPLOYEES.  If you are an Employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (i.e., a “Non-Exempt Employee”), you may not exercise your option until you have completed at least six (6) months of Continuous Service measured from the Date of Grant specified in your Grant Notice, notwithstanding any other provision of your option.

4.   METHOD OF PAYMENT.  Payment of the exercise price is due in full upon exercise of all or any part of your option.  You may elect to make payment of the exercise price in cash or by check or in any other manner permitted by your Grant Notice, which may include one or more of the following:

(a)   Bank draft or money order payable to the Company.

(b)   In the Company's sole discretion at the time your option is exercised and provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

(c)   In the Company's sole discretion at the time your option is exercised and provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, by delivery to the Company (either by actual delivery or attestation) of already-owned shares of Common Stock that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise.  “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company.  Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company's stock.

(d)   By a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from you to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be outstanding under your option and will not be exercisable thereafter to the extent that (i) shares are used to pay the exercise price pursuant to the “net exercise”, (ii) shares are delivered to you as a result of such exercise, and (iii) shares are withheld to satisfy tax withholding obligations.

(e)   In any other form of legal consideration that may be acceptable to the Board.

5.   WHOLE SHARES.  You may exercise your option only for whole shares of Common Stock.

6.   SECURITIES LAW COMPLIANCE.  Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.  The exercise of your option also must comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

7.   TERM.  You may not exercise your option before the commencement or after the expiration of its term.  The term of your option commences on the Date of Grant and expires upon the earliest of the following:

(a)   immediately upon the termination of your Continuous Service for Cause;

(b)   three (3) months after the termination of your Continuous Service for any reason other than your Disability or death (the “Three Month Post-Termination Exercise Period”), unless the Board or the Committee approve in writing a longer period;

(c)   twelve (12) months after the termination of your Continuous Service due to your Disability;

(d)   eighteen (18) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates;

(e)   the Expiration Date indicated in your Grant Notice;

(f)   the day before the tenth (10th) anniversary of the Date of Grant; or

(g)   if a Non-Employee Director, then in accordance with Section 13.7 of the Plan.

If your option is an Incentive Stock Option, note that to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the date of grant of your option and ending on the day three (3) months before the date of your option's exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or your permanent and total disability, as defined in Section 22(e) of the Code. (The definition of disability in Section 22(e)

of the Code is different from the definition of the Disability under the Plan).  The Company has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an Incentive Stock Option if you continue to provide services to the Company or an Affiliate as a Consultant or Director after your employment terminates or if you otherwise exercise your option more than three (3) months after the date your employment with the Company or an Affiliate terminates.

In the event of a Corporate Transaction, then provided that your Continuous Service has not terminated before the consummation of the Corporate Transaction, then the vesting and exercisability of this option shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full.

8.   EXTENSION OF TERM.

(a)   If during any part of the Three Month Post-Termination Exercise Period, your option is not exercisable solely because of the condition set forth in Section 6, your option shall not expire until the earlier of the Expiration Date indicated in your Grant Notice or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service.

(b)   If during any part of the Three Month Post-Termination Exercise Period, the sale of shares issued upon exercise of your option would violate the Company's Insider Trading Policy, your option shall not expire until the earlier of (i) the Expiration Date indicated in your Grant Notice, (ii) until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service during which you can sell the shares issued upon exercise of your option without violating the Company's Insider Trading Policy, (iii) the 15th day of the third month after the date on which your option would cease to be exercisable but for this section, or (iv) such longer period as would not cause your option to become subject to Section 409A(a)(1) of the Code.

(c)   If (i) you are a Non-Exempt Employee, (ii) you terminate your Continuous Service within six (6) months after the Date of Grant specified in your Grant Notice, and (iii) you have vested in a portion of your option at the time of your termination of Continuous Service, your option shall not expire until the earlier of (A) the later of the date that is seven (7) months after the Date of Grant specified in your Grant Notice or the date that is three (3) months after the termination of your Continuous Service or (B) the Expiration Date indicated in your Grant Notice.

9.   EXERCISE.

(a)       You may exercise the vested portion of your option during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

(b)       By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (3) the disposition of shares of Common Stock acquired upon such exercise.

(c)       If your option is an Incentive Stock Option, by exercising your option you agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your option that occurs within two

(2) years after the date of your option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your option.

10.   TRANSFERABILITY.

(a)       Restrictions on Transfer.  Your option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during your lifetime only by you; provided, however, that the Board may, in its sole discretion, permit you to transfer your option in a manner that is not prohibited by applicable tax and/or securities laws upon your request.  Additionally, if your option is an Incentive Stock Option, the Board may permit you to transfer your option only to the extent permitted by Sections 421, 422 and 424 of the Code and the regulations and other guidance thereunder.

(b)       Domestic Relations Orders.  Notwithstanding the foregoing, your option may be transferred pursuant to a domestic relations order; provided, however, that if your option is an Incentive Stock Option, your option shall be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(c)       Beneficiary Designation.  Notwithstanding the foregoing, you may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

11.   OPTION NOT A SERVICE CONTRACT.  Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment.  In addition, nothing in your option shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

12.   WITHHOLDING OBLIGATIONS.

(a)       At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.

(b)       Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting).  If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option.  Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise.  Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

(c)       You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied.  Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein unless such obligations are satisfied.

13.   NOTICES.  Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

14.   GOVERNING PLAN DOCUMENT.  Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan.  In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

This Option Agreement has been executed by the undersigned as of the date set forth in the Grant Notice.

OPTIONHOLDER:	ADAMIS PHARMACEUTICALS CORPORATION

	By:	Signature

Title:

Date:	Date:

ATTACHMENT II

2009 EQUITY INCENTIVE PLAN

ATTACHMENT III

NOTICE OF EXERCISE

NOTICE OF EXERCISE

ADAMIS PHARMACEUTICALS CORPORATION

11455 El Camino Real, Suite 310

San Diego, CA  92130

                                                                                                                     Date of Exercise:

Ladies and Gentlemen:

This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below:

Type of option (check one):	Incentive 	Nonstatutory 
Stock option grant date:
Number of shares as to which option is exercised:
Certificates to be issued in name of:
Exercise price per share:	$
Total exercise price:	$
Payment delivered herewith:	$
Form of payment:		Cash or check
		Bank draft or money order payable to the Company
		Pursuant to a Regulation T program (cashless exercise) if the shares are publicly traded
		Delivery of already-owned shares if the shares are publicly traded
		Net exercise if the Company has established procedures for net exercise

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the 2009 Equity Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such shares of Common Stock are issued upon exercise of this option.

I agree that, if required by the Company (or a representative of the underwriters) in connection with an underwritten registration of the offering of any securities of the Company under the Securities Act, I will not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period following the effective date of the registration statement of the Company filed under the Securities Act as may be requested by the Company or the representative of the underwriters.  I further agree that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

SUBMITTED BY:	ACCEPTED BY:

ADAMIS PHARMACEUTICALS CORPORATION

	By:	Signature

Title:

Date:	Date: